As filed with the Securities and Exchange Commission on April 25, 2007
Registration No. 333-136778

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARRIZO OIL & GAS, INC.
(Exact name of Registrant as specified in its charter)

Texas	1311	76-0415919
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 1500
Houston, Texas 77002
(713) 328-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

S.P. Johnson IV
President and Chief Executive Officer
Carrizo Oil & Gas, Inc.
1000 Louisiana, Suite 1500
Houston, Texas 77002
(713) 328-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Gene J. Oshman
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
(713) 229-1178
     Approximate date of commencement of proposed sale to the public: Sales under this registration statement are ongoing.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     This Post-Effective Amendment No. 2 to Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES

REMOVAL OF SECURITIES FROM REGISTRATION
     Carrizo Oil & Gas, Inc., a Texas corporation (“Carrizo”), filed a Registration Statement on Form S-1 on August 21, 2006 (Registration No. 333-136778), as amended by Amendment No. 1 thereto filed on November 9, 2006 and Post-Effective Amendment No. 1 thereto filed on April 3, 2007 (as thereby amended, the “Registration Statement”), to register for issuance 4,954,571 shares of common stock with a proposed maximum aggregate offering price of $139,025,262. The Registration Statement was declared effective by the Securities and Exchange Commission on November 16, 2006. 450,000 shares of common stock, with an estimated aggregate price to the public of $12,487,500, were sold under the Registration Statement. Carrizo is filing this Post-Effective Amendment No. 2 to deregister the 4,504,571 shares of common stock that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 2. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 25, 2007.

CARRIZO OIL & GAS, INC.
By:	/s/ S.P. Johnson IV
	Name:	S.P. Johnson IV
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 25, 2007.

Signature	Title

/s/ S.P. Johnson IV (S.P. Johnson IV)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul F. Boling (Paul F. Boling)	Chief Financial Officer, Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)

* (Steven A. Webster)	Chairman

* (Thomas L. Carter, Jr.)	Director

* (Paul B. Loyd, Jr.)	Director

* (F. Gardner Parker)	Director

* (Roger A. Ramsey)	Director

* (Frank A. Wojtek)	Director

* By:	/s/ Paul F. Boling

Paul F. Boling
Attorney-in-Fact

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